For information, contact:

David Skipper, 281-836-8155

Archrock Declares Dividend and Provides Operational Update for Third-Quarter 2016

HOUSTON, October 31, 2016 - Archrock, Inc. (NYSE:AROC) today announced that its Board of Directors has declared a dividend of $0.12 per share of common stock. The dividend to be paid in November 2016 is approximately 25% higher than the second-quarter 2016 dividend of $0.095 per share. The dividend will be paid on November 17, 2016, to stockholders of record at the close of business on November 10, 2016.
For the third quarter of 2016 net loss from continuing operations was $10.0 million compared to $2.4 million in the second quarter of 2016 and $17.9 million in the third quarter of 2015. Net loss was $10.0 million in the third quarter of 2016 as compared to a net loss of $2.4 million in the second quarter of 2016. EBITDA, as adjusted (as defined below), was $80.4 million in the third quarter of 2016, as compared to $83.5 million in the second quarter of 2016. Other income was $2.5 million in the third quarter of 2016 compared to $0.2 million in the second quarter of 2016.
Contract operations revenue was $156.6 million in the third quarter of 2016, compared to $163.0 million in the second quarter of 2016 and $191.7 million in the third quarter of 2015. Contract operations gross margin was $96.8 million, or 62% of revenue, in the third quarter of 2016, compared to $104.1 million, or 64% of revenue, in the second quarter of 2016 and $113.8 million, or 59% of revenue, in the third quarter of 2015.
Aftermarket services revenue was $39.3 million in the third quarter of 2016 compared to $41.2 million in the second quarter of 2016 and $57.2 million in the third quarter of 2015. Aftermarket services gross margin was $6.5 million, or 17% of revenue, in the third quarter of 2016 compared to $6.8 million, or 17% of revenue, in the second quarter of 2016 and $11.7 million, or 21% of revenue, in the third quarter of 2015.
Selling, general and administrative expenses were $25.9 million in the third quarter of 2016 compared to $28.1 million in the second quarter of 2016.
“Compared to the first half of 2016, improved market conditions in the third quarter contributed to increased stability in our business and lower net operating horsepower returns,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Additionally, we delivered strong cost management with solid contract operations gross margins, further SG&A reductions, and lower capital expenditures. These actions, combined with the proceeds we received from Exterran related to the sale of Exterran’s previously nationalized Venezuelan assets, enabled us to reduce consolidated debt by over $90 million in the third quarter. Finally, third quarter 2016 results were impacted by approximately $21 million in impairment and restructuring charges as we continued to modernize our fleet and reduce our cost structure.”
“Today we also announced an all equity financed drop-down of approximately 150,000 horsepower to Archrock Partners for total consideration of approximately $85 million to Archrock, which is expected to close in the fourth quarter of 2016,” continued Childers. “We are increasing the third quarter 2016 dividend payment by an amount approximately equal to the incremental distributions Archrock expects to receive, beginning with Archrock Partners fourth quarter 2016 distribution, from the limited and general partner units to be received as consideration in the transaction.”

“Looking into 2017, we see indications of the market stabilizing. As a result of the work we have done to lower our cost structure and enhance our credit profile, we will be well positioned to capitalize on growth opportunities as and when the predicted growth in U.S. natural gas production occurs. We continue to expect to benefit from the increased demand for natural gas from LNG and pipeline exports, petrochemical feedstock and power generation,” concluded Childers.
Cash available for dividend was $16.8 million in the third quarter of 2016 compared to $17.2 million in the second quarter of 2016. Cash available for dividend coverage was 1.98x in the third quarter of 2016 compared to 2.56x in the second quarter of 2016.
Total capital expenditures in the third-quarter of 2016 were $24.8 million, including $5.2 million of maintenance capital and $19.5 million of growth capital.
The cash distribution to be received by Archrock based on its limited partner and general partner interests in Archrock Partners, L.P. is $7.1 million for the third quarter of 2016, compared to $7.1 million for the second quarter of 2016.
Archrock's management and the Audit Committee of its Board of Directors are continuing the process of determining to what extent Archrock’s pre-Spin-off historical financial statements may be impacted by the previously disclosed identification by Exterran of errors relating to the application of percentage-of-completion accounting principles to specific engineering, procurement and construction projects in the Middle East by its Belleli subsidiary. To date, based on the information provided by Exterran, Archrock does not believe the matters identified relate to Archrock’s ongoing operations. Exterran’s results of operations have been reported as discontinued operations, net of tax, in Archrock’s consolidated statement of operations for all periods presented in Archrock's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Because the process of determining the impact to Archrock’s pre-Spin-off historical financial statements is ongoing, Archrock is not providing full third-quarter earnings information at this time.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Tuesday, November 1, 2016, to discuss their third-quarter 2016 operational results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada, or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 43614259.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4361 4259#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to income (loss) from continuing operations, the most directly comparable GAAP measure, appears below.
Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash tax and (gain) loss on sale of property, plant and equipment. Cash available for dividend coverage is defined as cash available for dividend divided by total dividends. A reconciliation of cash available for dividend to income (loss) from continuing operations, the most directly comparable GAAP measure, appears below.

About Archrock
Archrock, Inc. (NYSE:AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ:APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements about Archrock’s dividends; expectations regarding Archrock Partners’ fourth quarter 2016 distribution; statements about the expected completion of the drop-down transaction and the timing of the closing; the anticipated benefits of the transaction to Archrock; Archrock’s financial and operational strategies and ability to successfully effect those strategies; Archrock’s expectations regarding the potential impact on Archrock’s pre-Spin historical financial statements of the matters described in Archrock’s April 26, 2016 and May 3, 2016 Form 8-Ks; Archrock’s expectations regarding future economic and market conditions; demand for Archrock’s services; Archrock’s cost reduction plans; statements about the timing of filing of Forms 10-Q; and Archrock’s financial and operational outlook and ability to fulfill that outlook.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: any direct or indirect impact of the matters described in Archrock’s April 26, 2016 and May 3, 2016 Form 8-Ks on its operating results or financial condition, including the impact of a restatement of historical financial statements, if this is determined to be required; Archrock’s ability to come into compliance with its SEC filing obligations; local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Archrock Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Archrock Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock, Inc.

ARCHROCK, INC.
SELECTED UNAUDITED CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Revenues:
Contract operations	$156,599	$162,973	$191,692
Aftermarket services	39,250	41,172	57,171
	195,849	204,145	248,863

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	59,776	58,866	77,927
Aftermarket services	32,750	34,353	45,437
Selling, general and administrative	25,874	28,080	32,621
Depreciation and amortization	52,068	51,896	58,087
Long-lived asset impairment	16,713	13,808	19,933
Restructuring and other charges	4,689	3,004	289
Interest expense	21,365	21,177	27,996
Other (income) loss, net	(2,470)	(181)	2,155
	210,765	211,003	264,445
Loss before income taxes	(14,916)	(6,858)	(15,582)
Provision for (benefit from) income taxes	(4,878)	(4,500)	2,367
Loss from continuing operations	$(10,038)	$(2,358)	$(17,949)

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Revenues:
Contract operations	$156,599	$162,973	$191,692
Aftermarket services	39,250	41,172	57,171
	$195,849	$204,145	$248,863

Gross Margin (1):
Contract operations	$96,823	$104,107	$113,765
Aftermarket services	6,500	6,819	11,734
Total	$103,323	$110,926	$125,499

Selling, General and Administrative	$25,874	$28,080	$32,621
% of revenue	13%	14%	13%

Gross Margin Percentage:
Contract operations	62%	64%	59%
Aftermarket services	17%	17%	21%
Total	53%	54%	50%

Capital Expenditures	$24,809	$21,600	$45,112

Total Available Horsepower (at period end) (2)	3,984	4,023	4,267
Total Operating Horsepower (at period end) (3)	3,153	3,187	3,580
Average Operating Horsepower	3,151	3,239	3,600
Horsepower Utilization (at period end)	79%	79%	84%

	September 30,	June 30,	September 30,
	2016	2016	2015
Long-term debt:
Debt - Parent level	$101,000	$152,500	$676,982
Debt - Archrock Partners, L.P.	1,370,382	1,410,042	1,383,059
Total consolidated debt (4)	$1,471,382	$1,562,542	$2,060,041

(1) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Reconciliation of GAAP to Non-GAAP Financial Information:
Loss from continuing operations	$(10,038)	$(2,358)	$(17,949)
Depreciation and amortization	52,068	51,896	58,087
Long-lived asset impairment	16,713	13,808	19,933
Restructuring and other charges	4,689	3,004	289
Interest expense	21,365	21,177	27,996
Provision for (benefit from) income taxes	(4,878)	(4,500)	2,367
Selling, general and administrative	25,874	28,080	32,621
Other (income) loss, net	(2,470)	(181)	2,155
Gross Margin (1)	$103,323	$110,926	$125,499

(1) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,
	2016	2016
Reconciliation of Archrock, Inc. Net Loss from Continuing Operations to Cash Available for Dividend
Net loss from continuing operations	$(10,038)	$(2,358)
Less: Archrock Partners net income (loss)	(567)	3,311
Deconsolidated net loss from continuing operations	(9,471)	(5,669)
Declared LP distributions to Archrock, Inc.	6,721	6,721
Declared GP and IDR distributions to Archrock, Inc.	346	346
Deconsolidated items:
Restructuring charges	2,743	1,796
Depreciation and amortization	13,981	13,269
Benefit from income taxes	(5,066)	(4,687)
Cash tax refund	—	3,805
Maintenance and other capital expenditures	(486)	(6,385)
Long-lived asset impairment	8,804	5,525
Non-cash selling, general and administrative expense	1,580	1,634
Non-cash interest expense	512	747
(Gain) loss on sale of property, plant and equipment	(1,267)	317
Other income, net	(1,580)	(253)
Cash Available for Dividend (1)	$16,817	$17,166

Dividend declared for the period per share	$0.1200	$0.0950
Dividend declared for the period to all shareholders	$8,498	$6,699
Cash available for dividend coverage (2)	1.98x	2.56x

Archrock, Inc. Cash Available for Dividend
Declared LP distributions to Archrock, Inc.	$6,721	$6,721
Declared GP and IDR distributions to Archrock Inc.	346	346
Total distributions received	7,067	7,067
Deconsolidated items:
Contract operations gross margin (3)	12,199	13,365
Aftermarket services gross margin (3)	6,500	6,819
Selling, general and administrative	(7,957)	(8,339)
Non-cash selling, general and administrative	1,580	1,634
Maintenance and other capital expenditures	(486)	(6,385)
Cash interest expense	(819)	(1,117)
(Gain) loss on sale of property, plant and equipment	(1,267)	317
Cash tax refund	—	3,805
Cash Available for Dividend (1)	$16,817	$17,166

Dividend declared for the period per share	$0.1200	$0.0950
Dividend declared for the period to all shareholders	$8,498	$6,699
Cash available for dividend coverage (2)	1.98x	2.56x

(1) Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash taxes and (gain) loss on sale of property, plant and equipment.

Management uses cash available for dividend, as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(2) Defined as cash available for dividend for the period divided by dividend declared for the period to all shareholders.
(3) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provide a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

ARCHROCK, INC.
SELECTED UNAUDITED CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended
	September 30,	June 30,
	2016	2016
Revenues:
Contract operations	$156,599	$162,973
Aftermarket services	39,250	41,172
	195,849	204,145

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	59,776	58,866
Aftermarket services	32,750	34,353
Selling, general and administrative	25,874	28,080
Depreciation and amortization	52,068	51,896
Long-lived asset impairment	16,713	13,808
Restructuring and other charges	4,689	3,004
Interest expense	21,365	21,177
Other income, net	(2,470)	(181)
	210,765	211,003
Loss before income taxes	(14,916)	(6,858)
Benefit from income taxes	(4,878)	(4,500)
Loss from continuing operations	(10,038)	(2,358)
Loss from discontinued operations, net of tax	(16)	(26)
Net loss	(10,054)	(2,384)
Less: Net (income) loss attributable to the noncontrolling interest	406	(2,093)
Net loss attributable to Archrock stockholders	$(9,648)	$(4,477)

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	September 30,	June 30,
	2016	2016

Reconciliation of GAAP to Non-GAAP Financial Information:
Net loss	$(10,054)	$(2,384)
Less: Loss from discontinued operations, net of tax	(16)	(26)
Loss from continuing operations	(10,038)	(2,358)
Depreciation and amortization	52,068	51,896
Long-lived asset impairment	16,713	13,808
Restructuring and other charges	4,689	3,004
Interest expense	21,365	21,177
Tax indemnification expense	62	—
Other charges (1)	426	434
Benefit from income taxes	(4,878)	(4,500)
EBITDA, as adjusted (2)	80,407	83,461
Selling, general and administrative	25,874	28,080
Tax indemnification expense	(62)	—
Other charges (1)	(426)	(434)
Other income, net	(2,470)	(181)
Gross margin (2)	$103,323	$110,926

(1) Consists primarily of legal and professional fees associated with the investigation of the Exterran Corporation restatement matter.
(2) Management believes EBITDA, as adjusted and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.